Exhibit 23.01

                         Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement No. 33-69732 of EZ Communications, Inc. on Form S-8 of our report dated February 26, 1997, appearing in this Annual Report on Form 10-K of EZ Communications, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 29, 1997